Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2025 FOURTH QUARTER AND FULL YEAR 2025 RESULTS

LAS VEGAS – February 27, 2026 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2025.
Consolidated Results
The Company reported fourth quarter 2025 revenues of $155.6 million, compared to revenues of $164.2 million for the fourth quarter of 2024. Net loss for the fourth quarter of 2025 was $8.5 million, or $(0.33) per share, compared to net income of $3.0 million, or $0.10 per fully diluted share, for the fourth quarter of 2024. Fourth quarter 2025 Adjusted EBITDA was $33.5 million, compared to Adjusted EBITDA of $39.2 million for the fourth quarter of 2024.
The Company reported full year 2025 revenues of $634.9 million, compared to revenues of $666.8 million for 2024. Net loss for the full year 2025 was $6.0 million, or $(0.23) per share, compared to net income of $50.7 million, or $1.71 per fully diluted share, for 2024. Net loss for the full year 2025 included a $10.2 million loss on disposal of assets. Full year 2025 Adjusted EBITDA was $140.0 million, compared to Adjusted EBITDA of $155.4 million for 2024.
The Company paid a quarterly cash dividend of $0.25 per share on January 6, 2026. On February 24, 2026, the Company’s Board of Directors authorized the Company’s next recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on April 1, 2026 to shareholders of record as of March 18, 2026.
In light of the Company’s pending transaction to sell its operating assets to Blake L. Sartini, the Chairman of the Board and Chief Executive Officer of Golden, and affiliates and seven of our casino real estate assets to VICI Properties Inc. (the “Proposed Transaction”) announced on November 6, 2025, the Company will not be hosting an earnings call this quarter. Upon completion of the Proposed Transaction, the Company’s common stock will no longer be listed and the Company will become a private entity.
Debt and Liquidity

As of December 31, 2025, the Company’s total principal amount of debt outstanding was $438.7 million, consisting primarily of $390.0 million in outstanding term loan borrowings and $45.0 million in outstanding borrowings under the Company’s revolving credit facility.
As of December 31, 2025, the Company had cash and cash equivalents of $55.3 million and $195.0 million of remaining availability under its revolving credit facility. On January 28, 2026, subsequent to the Company’s fiscal year end, the Company repaid $8 million under its revolving credit facility, thereby increasing the borrowing availability to $203.0 million.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of

1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Proposed Transaction; the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets and business outlook; return of capital to shareholders (including through the payment of recurring quarterly cash dividends or repurchase of shares of the Company’s common stock); projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: the inability to consummate the Proposed Transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain shareholder approval to adopt the transaction agreement, the failure to obtain required regulatory approvals for the Proposed Transaction or the failure to satisfy the other conditions to the consummation of the Proposed Transaction; the risk that the transaction agreement may be terminated in circumstances requiring the Company to pay a termination fee; the risk that the Proposed Transaction disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Proposed Transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the effect of the announcement of the Proposed Transaction on the Company’s operating results and business generally; the significant costs, fees and expenses related to the Proposed Transaction; the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Proposed Transaction and instituted against the Company and/or its directors, executive officers or other related persons; changes in national, regional and local economic and market conditions (including a continued shutdown of the U.S. government); legislative and regulatory matters; increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel; the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC (including in the proxy statement that the Company intends to file with the SEC in connection with the Proposed Transaction), including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.

The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease benefit or expense, share-based compensation expense, gain or loss on disposal of assets and businesses, loss on debt extinguishment and modification, preopening and related expenses, impairment of assets, interest, income taxes, and other non-cash charges and non-recurring expenses that are deemed to be not indicative of the Company’s core operating results.
About Golden Entertainment
Golden Entertainment operates a diversified entertainment platform of gaming and hospitality assets. The Company operates eight casinos and 72 gaming taverns in Nevada, featuring approximately 5,500 slots, 80 table games and 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investors
Charles H. Protell	James Adams
President and Chief Financial Officer	VP Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Gaming	$80,063	$78,387	$316,132	$319,267
Food and beverage	39,961	43,302	162,936	171,925
Rooms	23,137	29,805	105,124	119,565
Other	12,469	12,710	50,719	56,061
Total revenues	155,630	164,204	634,911	666,818
Expenses
Gaming	20,422	20,375	81,938	88,171
Food and beverage	33,429	35,576	134,018	138,278
Rooms	14,073	16,191	60,536	65,079
Other	4,754	3,223	17,184	14,363
Selling, general and administrative	54,243	52,183	218,464	225,313
Depreciation and amortization	22,470	22,672	90,282	90,034
Loss (gain) on disposal of assets	8,287	29	10,240	(213)
Gain on sale of business	—	(294)	—	(69,238)
Preopening expenses	288	131	718	508
Impairment of assets	—	2,399	—	2,399
Total expenses	157,966	152,485	613,380	554,694
Operating (loss) income	(2,336)	11,719	21,531	112,124
Non-operating expense
Interest expense, net	(7,498)	(7,629)	(30,665)	(34,884)
Loss on debt extinguishment and modification	—	—	—	(4,446)
Total non-operating expense, net	(7,498)	(7,629)	(30,665)	(39,330)
(Loss) income before income tax benefit (provision)	(9,834)	4,090	(9,134)	72,794
Income tax benefit (provision)	1,318	(1,112)	3,091	(22,063)
Net (loss) income	$(8,516)	$2,978	$(6,043)	$50,731

Weighted-average common shares outstanding
Basic	26,177	27,115	26,283	28,184
Diluted	26,177	28,401	26,283	29,699
Net (loss) income per share
Basic	$(0.33)	$0.11	$(0.23)	$1.80
Diluted	$(0.33)	$0.10	$(0.23)	$1.71

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Nevada Casino Resorts	$90,204	$97,487	$375,641	$399,139
Nevada Locals Casinos	37,386	38,710	150,917	150,972
Nevada Taverns	27,741	27,722	107,199	109,723
Corporate and Other	299	285	1,154	965
Total revenues - Continuing Operations	155,630	164,204	634,911	660,799
Distributed Gaming	—	—	—	6,019
Total revenues - Divested Operations	—	—	—	6,019
Total revenues	$155,630	$164,204	$634,911	$666,818
Adjusted EBITDA
Nevada Casino Resorts	$20,196	$24,441	$92,398	$103,338
Nevada Locals Casinos	17,046	17,766	67,913	66,504
Nevada Taverns	6,695	6,468	25,211	27,137
Corporate and Other	(10,406)	(9,498)	(45,489)	(42,088)
Total Adjusted EBITDA - Continuing Operations	33,531	39,177	140,033	154,891
Distributed Gaming	—	—	—	484
Total Adjusted EBITDA - Divested Operations	—	—	—	484
Total Adjusted EBITDA	$33,531	$39,177	$140,033	$155,375
Adjustments
Depreciation and amortization	(22,470)	(22,672)	(90,282)	(90,034)
Non-cash lease benefit	111	82	402	380
Share-based compensation	(1,914)	(1,746)	(9,249)	(10,434)
(Loss) gain on disposal of assets	(8,287)	(29)	(10,240)	213
Gain on sale of business	—	294	—	69,238
Loss on debt extinguishment and modification	—	—	—	(4,446)
Preopening and related expenses (1)	(288)	(131)	(718)	(508)
Impairment of goodwill and intangible assets	—	(2,399)	—	(2,399)
System implementation costs (2)	(152)	—	(638)	—
Other, net	(2,867)	(857)	(7,777)	(9,707)
Interest expense, net	(7,498)	(7,629)	(30,665)	(34,884)
Income tax benefit (provision)	1,318	(1,112)	3,091	(22,063)
Net (loss) income	$(8,516)	$2,978	$(6,043)	$50,731
(1)Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded taverns and food and beverage and other venues within the Company’s casino properties.
(2)System implementation costs represent expenses related to the implementation of new enterprise resource planning, finance, payroll and human capital management software.
5